Exhibit 2(b)(1)

FIRST AMENDMENT TO TRANSACTION AGREEMENT

THIS FIRST AMENDMENT TO TRANSACTION AGREEMENT (this “Agreement”) is made and entered into as of December 11, 2008, by and among PROTECTIVE LIFE CORPORATION (“Protective”); BONIFAY HOLDING COMPANY, INC. (“BHC”); THE BANK OF BONIFAY (“Bank”); and MICHAEL A. MEDLEY, as representative of the stockholders of BHC (the “Stockholders Representative”).

RECITALS:

A.          The Parties hereto executed and delivered that certain Transaction Agreement dated as of December 1, 2008 (the “Transaction Agreement”); and

B.           Capitalized terms used but not defined herein have the meanings set forth in the Agreement; and

C.           The parties desire to amend the Agreement in the manner set forth below.

NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants and agreements set forth herein, the parties agree as follows:

1.           Amendment. Section 10.1(d) of the Agreement is hereby amended by deleting such Section and substituting in lieu thereof the following, in its entirety:

(d)             by the Protective Board or the BHC Board (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, agreement or other obligation contained in this Agreement or any Ancillary Agreement) if (i) any Consent of any Regulatory Authority required for consummation of the Transactions shall have been denied by final nonappealable action of such authority or if any action taken by such Authority is not appealed within the time limit for appeal, or (ii) the stockholders of BHC fail to vote their approval of this Agreement and the Transactions as required by applicable Law at its Stockholders’ Meeting where the Transactions are presented to such BHC stockholders for approval and voted upon; or (iii) Protective’s application to receive equity capital from the United States Department of Treasury (“Treasury”) under the Capital Purchase Program of the Troubled Asset Relief Program shall have been formally denied by the Treasury or shall have been withdrawn by Protective; or

2.           Effectiveness. The foregoing amendment to the Agreement shall be effective immediately as of the date hereof; provided, however, that if Regulatory Authority objects to the timing, content, or any other aspect of the foregoing amendment, the amendment shall be void and of no force and effect, and the language of Section 10.1(d) shall be as originally set forth in the Agreement as though this amendment had not been executed. The Parties agree that except as expressly amended or waived hereby, all terms of the Agreement shall remain in full force and effect.

3.           Complete Agreement. This Amendment and the Agreement constitute (along with the documents referred to in this Amendment and the Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to the subject matter thereof. Except as otherwise provided herein, from and after the execution of a counterpart hereof by the parties hereto, any reference to the Agreement, including the documents referred to therein, shall be deemed to be a reference to the Agreement, including the other documents referred to therein, as amended hereby.

4.           Counterparts. This Amendment may be executed in two or more counterparts, each of which will be deemed to be an original copy of this Amendment and all of which, when taken together, will be deemed to constitute one and the same agreement. Counterparts of this Amendment may be delivered by facsimile or electronic copies (such as .pdf copies) and shall be considered an original signature of the signing party.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be executed on its behalf and its corporate seal to be hereunto affixed and attested by its respectively authorized officers as of the day and year first above written.

PROTECTIVE LIFE CORPORATION
Attest:

By:	/s/ Deborah J. Long	By:	/s/ Richard J. Bielen
	Deborah J. Long		Richard J. Bielen
	Its: Secretary		Its: Vice Chairman and Chief Financial Officer

BONIFAY HOLDING COMPANY, INC.
Attest:

By:	/s/ Annette G. Lovrich	By:	/s/ Michael A. Medley
	Annette G. Lovrich		Michael A. Medley
	Its: Secretary		Its: Chairman

BANK OF BONIFAY
Attest:

By:	/s/ Annette G. Lovrich	By:	/s/ Michael A. Medley
	Annette G. Lovrich		Michael A. Medley
Its: Secretary

/s/ Michael A. Medley
Michael A. Medley,
Stockholders Representative